UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2015 (February 23, 2015)

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Board of Directors of Syniverse Holdings, Inc. (“Syniverse” or the “Company”), appointed Stephen C. Gray as President and Chief Executive Officer of Syniverse. Mr. Gray has served as Interim President and Chief Executive Officer of the Company since August 2014 and as a director since January 2011. Biographical and other information about Mr. Gray is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 25, 2014 and is hereby incorporated by reference. In connection with his appointment, Mr. Gray is resigning from his position as an Operating Executive of The Carlyle Group and resigning from Syniverse’s Audit Committee and Compensation Committee. A copy of the press release announcing Mr. Gray’s appointment is attached hereto as Exhibit 99.1.

Mr. Gray does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Syniverse Corporation and Mr. Gray have entered into an Employment Agreement (the “Employment Agreement”) pursuant to which Mr. Gray will receive an annual base salary of Seven Hundred Fifty Thousand Dollars ($750,000) and have an opportunity to earn an annual bonus equal to one hundred percent (100%) of his base salary if Syniverse achieves the performance objectives set by the Compensation Committee for the applicable year and equal to up to one hundred fifty percent (150%) of his base salary if Syniverse exceeds such performance objectives. Mr. Gray is also entitled to receive a lump sum signing bonus equal to One Million Three Hundred Thousand Dollars ($1,300,000) and be reimbursed for the cost of travel to the Company’s headquarters in Tampa, Florida, to the extent necessary or appropriate to conduct the Company's business.

On February 25, 2015 Syniverse Corporation granted Mr. Gray 700,000 restricted stock units under its 2011 Equity Incentive Plan that vest 40% on February 25, 2016, 35% on February 25, 2017 and 25% on February 25, 2018, in accordance with the terms of the Employment Agreement. Syniverse Corporation also granted Mr. Gray an option to purchase 1,500,000 shares of common stock under the 2011 Equity Incentive Plan. The exercise price of the option is $11.25 and it vests ratably over a four year period, in accordance with the terms of the Employment Agreement.

A copy of Mr. Gray’s Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of February 23, 2015 among Syniverse Corporation and Stephen C. Gray.
99.1	Press Release dated February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2015

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel